SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED APRIL 22, 1994
(To Prospectus dated January 14, 1994)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
               (formerly known as Countrywide Funding Corporation)
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

               Mortgage Pass-Through Certificates, Series 1994-12

                                 ---------------



         The Class PO Certificates

         o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated April 22, 1994, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 14, 1994. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $1,796,018.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 15, 2002

The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

                                THE MORTGAGE POOL

         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 478 Mortgage Loans having an aggregate Stated Principal Balance of approximately $107,569,610.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                            September 1, 2002
                                                                                            -----------------
Total Number of Mortgage Loans...................................................                  478
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 1.46%
         60-90 days..............................................................                 0.00%
         91 days or more (excluding pending foreclosures)........................                 0.84%
                                                                                                  -----
         Total Delinquencies.....................................................                 2.30%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.21%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 2.51%
                                                                                                  =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                                                           At              At
                                                          At February 28(29),                          December 31,      June 30,
                                            -----------------------------------------------------      ------------    -----------
                                               1998         1999          2000              2001           2001            2002
                                            -----------------------------------------------------      ------------    -----------
   Delinquent Mortgage Loans and
      Pending Foreclosures at
         Period End
        30-59 days........................       1.08%         1.03%          1.36%           1.61%           1.89%           1.85%
        60-89 days........................       0.16          0.18           0.22            0.28            0.39            0.40
        90 days or more (excluding
           pending foreclosures)..........       0.16          0.12           0.16            0.14            0.23            0.28
                                             --------      --------       --------        --------        --------         -------
            Total of delinquencies               1.40%         1.32%          1.75%           2.03%           2.51%           2.53%
                                             ========      ========       ========        ========        ========         =======
   Foreclosures pending...................       0.17%         0.14%          0.16%           0.27%           0.31%           0.28%
                                             ========      ========       ========        ========        ========         =======
   Total delinquencies and
       foreclosures pending...............       1.57%         1.46%          1.91%           2.30%           2.82%           2.81%
                                             ========      ========       ========        ========        ========         =======

   Net Gains/(Losses) on
       liquidated loans(1)................$(2,662,000)  $(2,882,524)   $(3,076,240)    $(2,988,604)    $(5,677,141)    $(3,054,092)
   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2).............     (0.024)%      (0.018)%       (0.017)%        (0.014)%        (0.022)%        (0.010)%
   Percentage of Net
       Gains/(Losses) on
       liquidated loans (based on
       average outstanding
       principal balance)(1)..............     (0.027)%      (0.021)%       (0.017)%        (0.015)%        (0.023)%        (0.011)%

-----------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $1,796,018, evidencing a beneficial ownership interest of approximately 1.67% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $95,565,177 and evidenced in the aggregate a beneficial ownership interest of approximately 88.84% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $12,004,433, and evidenced in the aggregate a beneficial ownership interest of approximately 11.16% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $1,796,018 and (ii) the closing date of the sale of the Class PO Certificates is October 15, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 88.0%.


                                        Sensitivity of the Principal Only Certificates to Prepayments
                                                         (Pre-tax Yields to Maturity)

                                                                 SPA Prepayment Assumption
                                             -----------------------------------------------------------
   Class                                         0%          100%         300%        500%         750%
   ------                                    ----------   ---------    ---------    ---------    -------
   Class PO..................................   1.0%         1.6%         3.1%        5.2%         8.3%

         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that (i) all of the underlying Mortgage Loans will have the characteristics assumed or (ii) the underling Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of SPA, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions or Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                     Class PO
                                           SPA Prepayment Assumption
                                  ----------------------------------------------
        Distribution Date          0%        100%       300%      500%    750%
        -----------------          --        ----       ----      ----    ----
Initial Percent.................. 100        100        100       100     100
October 15, 2002                   44         43         43        42      42
October 25, 2003                   43         40         34        29      22
October 25, 2004                   41         36         27        20      12
October 25, 2005                   40         33         22        13       6
October 25, 2006                   39         30         17         9       3
October 25, 2007                   37         27         14         6       2
October 25, 2008                   36         25         11         4       1
October 25, 2009                   34         22          8         3       0
October 25, 2010                   32         20          6         2       0
October 25, 2011                   30         17          5         1       0
October 25, 2012                   28         15          4         1       0
October 25, 2013                   26         13          3         1       0
October 25, 2014                   24         11          2         0       0
October 25, 2015                   22         10          2         0       0
October 25, 2016                   20          8          1         0       0
October 25, 2017                   17          7          1         0       0
October 25, 2018                   14          5          1         0       0
October 25, 2019                   12          4          0         0       0
October 25, 2020                    9          3          0         0       0
October 25, 2021                    6          2          0         0       0
October 25, 2022                    4          1          0         0       0
October 25, 2023                    1          0          0         0       0
October 25, 2024                    0          0          0         0       0
Weighted Average Life (years) **.. 12.39       8.17       4.25      2.64    1.66

-------------------
*        Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $1,800,071 and $125,956 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

         o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

         The Class PO Certificates are currently rated "AAA" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 15, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                                                       EXHIBIT 1



               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 1994-12


                Current Mortgage Rates of the Mortgage Loans (1)
------------------------------------------------------------------------------------------
          Current             Number of         Aggregate Principal         Percent of
     Mortgage Rate (%)     Mortgage Loans     Balance Outstanding ($)    Mortgage Pool (%)
------------------------------------------------------------------------------------------
           6.625                    4                   951,190.91               0.88
           6.750                   36                 9,089,875.84               8.45
           6.875                   28                 6,841,874.59               6.36
           7.000                   56                14,094,226.91              13.10
           7.125                   41                10,048,450.37               9.34
           7.250                  106                28,877,715.93              26.85
           7.375                   33                 9,089,526.75               8.45
           7.500                   32                 8,556,884.65               7.95
           7.625                   20                 4,649,598.08               4.32
           7.750                   20                 4,183,189.27               3.89
           7.875                   43                 6,728,687.62               6.26
           8.000                   40                 2,664,140.21               2.48
           8.125                   15                 1,282,412.78               1.19
           8.250                    2                    71,381.36               0.07
           8.375                    1                   224,954.92               0.21
           8.500                    1                   215,500.26               0.20
------------------------------------------------------------------------------------------
 Total                            478               107,569,610.45             100.00
==========================================================================================

(1) As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.274% per annum.


                  Current Mortgage Loan Principal Balances (1)
--------------------------------------------------------------------------------------------
     Current Mortgage              Number of        Aggregate Principal        Percent of
     Loan Balance ($)           Mortgage Loans    Balance Outstanding ($)   Mortgage Pool(%)
--------------------------------------------------------------------------------------------
          $0.01 to $50,000.00           22             1,085,479.15             2.59
     $50,000.01 to 100,000.00            4             3,618,546.76             1.99
   $100,000.01 to $150,000.00           72             2,791,275.14            12.13
   $150,000.01 to $200,000.00          138            13,044,903.94            28.73
   $200,000.01 to $250,000.00           66            30,907,723.63            16.71
   $250,000.01 to $300,000.00           42            17,973,857.33            12.54
   $300,000.01 to $350,000.00           22            13,489,670.73             7.58
   $350,000.01 to $400,000.00           15             8,153,709.91             5.94
   $400,000.01 to $450,000.00            7             6,388,821.31             3.07
   $450,000.01 to $500,000.00           48             3,301,481.56             3.36
   $500,000.01 to $550,000.00            4             2,138,383.77             2.10
   $550,000.01 to $600,000.00            1             2,262,022.08             0.58
   $600,000.01 to $650,000.00            1               623,306.54             0.83
   $850,000.01 to $900,000.00            1               890,392.76             0.84
   $900,000.01 to $950,000.00           35               900,035.84             1.01
--------------------------------------------------------------------------------------------
Total                                  478           107,569,610.45           100.00
============================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $225,041.


                             Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
------------------------------------------------------------------------------------------------
      Original Loan-to-Value      Number of      Aggregate Principal Balance      Percent of
             Ratio (%)         Mortgage Loans          Outstanding ($)         Mortgage Pool (%)
------------------------------------------------------------------------------------------------
50.00 or Less                         88               12,980,076.14               12.07
50.01 to 55.00                        44                7,199,166.93                6.69
55.01 to 60.00                        27                5,304,855.79                4.93
60.01 to 65.00                        24                5,791,231.35                5.38
65.01 to 70.00                        33                8,309,414.48                7.72
70.01 to 75.00                        50               14,361,618.95               13.35
75.01 to 80.00                       153               40,575,485.08               37.72
80.01 to 85.00                         7                1,452,607.97                1.35
85.01 to 90.00                        50               11,205,533.18               10.42
90.01 to 95.00                         2                  389,620.58                0.36
------------------------------------------------------------------------------------------------
       Total                         478              107,569,610.45              100.00
================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 70.04%. (2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.



               State Distribution of the Mortgaged Properties (1)
---------------------------------------------------------------------------------------------------
    State Distribution of         Number of       Aggregate Principal Balance        Percent of
     Mortgaged Properties      Mortgage Loans           Outstanding ($)          Mortgage Pool (%)
---------------------------------------------------------------------------------------------------
   Alabama                              1                     179,989.36                   0.17
   Arizona                              1                     463,772.23                   0.43
   California                         272                  61,894,273.55                  57.54
   Colorado                             5                   1,185,819.63                   1.10
   Connecticut                          5                   1,156,800.64                   1.08
   Delaware                             2                     457,265.47                   0.43
   Florida                             12                   1,586,810.60                   1.48
   Georgia                             12                   2,915,758.99                   2.71
   Hawaii                               7                   1,738,526.53                   1.62
   Illinois                            12                   2,187,715.19                   2.03
   Indiana                              7                   2,001,600.58                   1.86
   Kansas                               2                     463,968.57                   0.43
   Louisiana                            2                     670,873.11                   0.62
   Maryland                            12                   2,756,321.32                   2.56
   Massachusetts                       20                   4,548,578.26                   4.23
   Minnesota                            2                     440,458.06                   0.41
   Missouri                             5                     800,406.33                   0.74
   Montana                              1                      33,054.83                   0.03
   New Hampshire                        1                      69,619.69                   0.06
   New Jersey                          12                   2,378,026.32                   2.21
   New York                            27                   7,356,941.93                   6.84
   North Carolina                       4                     716,358.71                   0.67
   Ohio                                 3                     673,883.63                   0.63
   Oklahoma                             1                     248,633.77                   0.23
   Oregon                               5                     942,426.03                   0.88
   Pennsylvania                        10                   1,868,773.64                   1.74
   South Carolina                       2                     243,116.63                   0.23
   Tennessee                            1                     312,374.98                   0.29
   Texas                               17                   3,897,642.07                   3.62
   Utah                                 1                     364,877.85                   0.34
   Virginia                             5                   1,359,870.43                   1.26
   Washington                           8                   1,633,874.71                   1.52
   Wisconsin                            1                      21,196.81                   0.02
---------------------------------------------------------------------------------------------------
         Total                        478                 107,569,610.45                 100.00
===================================================================================================

(1) As of the Reference Date, no more than approximately 1.05% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                                 Documentation Programs for the Mortgage Loans
-----------------------------------------------------------------------------------------------------
    Type of Program          Number of              Aggregate Principal               Percent of
                          Mortgage Loans          Balance Outstanding ($)          Mortgage Pool (%)
-----------------------------------------------------------------------------------------------------
 Full                            191                     50,554,218.78                   47.00
 Alternative                     168                     43,747,721.72                   40.67
 Reduced                          19                      3,888,408.70                    3.61
 Streamlined                     100                      9,379,261.25                    8.72
-----------------------------------------------------------------------------------------------------
     Total                       478                    107,569,610.45                  100.00
=====================================================================================================


                          Types of Mortgaged Properties
-----------------------------------------------------------------------------------------------------
         Property Type            Number of               Aggregate Principal         Percent of
                               Mortgage Loans           Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------------
Single Family Residence             394                   89,917,742.71                  83.59
Low-rise Condominium                 20                    2,818,389.16                   2.62
Planned Unit Development             64                   14,833,478.58                  13.79
-----------------------------------------------------------------------------------------------------
         Total                      478                  107,569,610.45                 100.00
=====================================================================================================


                          Purpose of the Mortgage Loans
-----------------------------------------------------------------------------------------------------
                                  Number of                Aggregate Principal         Percent of
          Loan Purpose          Mortgage Loans           Balance Outstanding ($)    Mortgage Pool (%)
-----------------------------------------------------------------------------------------------------
Purchase                             161                     40,609,734.05                37.75
Refinance (rate/term)                275                     56,992,867.88                52.98
Refinance (cash out)                  42                      9,967,008.52                 9.27
-----------------------------------------------------------------------------------------------------
         Total                       478                    107,569,610.45               100.00
=====================================================================================================


                    Occupancy Types of the Mortgage Loans (1)
-------------------------------------------------------------------------------------------------------
          Occupancy         Number of Mortgage Loans    Aggregate Principal Balance       Percent of
                                                              Outstanding ($)         Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------
Owner Occupied                        474                    106,462,324.70               98.97
Secondary Residence                     4                      1,107,285.75                1.03
-------------------------------------------------------------------------------------------------------
         Total                        478                    107,569,610.45              100.00
=======================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.



                                 Remaining Terms to Maturity of the Mortgage Loans (1)
--------------------------------------------------------------------------------------------------------
      Remaining Term to            Number of                Aggregate Principal            Percent of
      Maturity (months)         Mortgage Loans            Balance Outstanding ($)      Mortgage Pool (%)
--------------------------------------------------------------------------------------------------------
              197                        2                        292,422.13                 0.27
              253                        2                        368,326.85                 0.34
              254                        1                        173,060.74                 0.16
              255                        6                      1,376,990.55                 1.28
              256                      106                     21,568,205.72                20.05
              257                      357                     82,586,180.30                76.77
              258                        4                      1,204,424.16                 1.12
--------------------------------------------------------------------------------------------------------
         Total                         478                    107,569,610.45               100.00
========================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 257 months.

                                                                       EXHIBIT 2

        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-12

                 Certificateholder Monthly Distribution Summary
------------------------------------------------------------------------------------------------------------------------------------
                         Certificate                 Pass                                              Current            Cumulative
               Class        Rate       Beginning   Through     Principal    Interest        Total     Realized    Ending    Realized
Class  Cusip  Description   Type         Balance    Rate(%)   Distribution  Distribution  Distribution  Losses    Balance     Losses
------------------------------------------------------------------------------------------------------------------------------------
 A1  126690M37  Senior   Fix-30/360           0.00   7.000000          0.00       0.00          0.00   0.00           0.00      0.00
 A2  126690M45  Senior   Fix-30/360     991,535.21   7.000000    169,359.91   5,783.96    175,143.87   0.00     822,175.30      0.00
 A3  126690M52  Senior   Fix-30/360           0.00   7.000000          0.00       0.00          0.00   0.00           0.00      0.00
 A4  126690M60  Senior   Fix-30/360           0.00   7.000000          0.00       0.00          0.00   0.00           0.00      0.00
 A5  126690M78  Senior   Fix-30/360           0.00   7.000000          0.00       0.00          0.00   0.00           0.00      0.00
 A6  126690M86  Senior   Fix-30/360           0.00   7.000000          0.00       0.00          0.00   0.00           0.00      0.00
A6F  126690M94  Senior   Var-30/360           0.00   2.612500          0.00       0.00          0.00   0.00           0.00      0.00
A6S  126690N28  Senior   Var-30/360           0.00  28.380509          0.00       0.00          0.00   0.00           0.00      0.00
A6T  126690N36  Senior   Var-30/360           0.00   9.750000          0.00       0.00          0.00   0.00           0.00      0.00
 A7  126690N44  Senior   Fix-30/360     852,232.24   7.000000    852,231.96   4,971.35    857,203.32   0.00           0.28      0.00
A7A  126690N51  Senior   Fix-30/360     433,611.33   7.000000    433,611.33   2,529.40    436,140.73   0.00           0.00      0.00
 A8  126690N69  Senior   Fix-30/360  34,796,000.00   7.000000  3,919,839.20 202,976.67  4,122,816.44   0.00  30,876,160.23      0.00
A9A  126690N77  Senior   Fix-30/360  35,053,000.00   7.000000          0.00 204,475.83    204,475.83   0.00  35,053,000.00      0.00
 A9  126690N85  Senior   Fix-30/360   3,894,000.00   7.000000          0.00  22,715.00     22,715.00   0.00   3,894,000.00      0.00
A10  126690N93  Senior   Fix-30/360  23,122,823.00   7.000000          0.00 134,883.13    134,883.13   0.00  23,122,823.00      0.00
 PO  126690P26  Senior   Fix-30/360   1,886,340.12   0.000000     90,321.93       0.00     90,321.93   0.00   1,796,018.19      0.00
 AR  126690P34  Senior   Fix-30/360       1,000.00   7.000000          0.00       5.83          5.83   0.00       1,000.00      0.00

------------------------------------------------------------------------------------------------------------------------------------

M    126690P42 Mezzanine Fix-30/360    1,182,410.78  7.000000   442,470.46    6,897.40    449,367.86  0.00     739,940.32       0.00
B1   126690P59  Junior   Fix-30/360    5,096,930.00  7.000000         0.00   29,732.09     29,732.09  0.00   5,096,930.00       0.00
B2   126690P67  Junior   Fix-30/360    4,077,544.00  7.000000         0.00   23,785.67     23,785.67  0.00   4,077,544.00       0.00
B3   126690P75  Junior   Fix-30/360    1,218,457.04  7.000000    52,055.35    7,107.67     59,163.01  0.00   1,166,401.69       0.00
B5   126690P83  Junior   Fix-30/360      243,981.69  7.000000    10,423.47    1,423.23     11,846.70  0.00     233,558.22       0.00
B5   126690P91  Junior   Fix-30/360      720,855.89  7.000000    30,796.65    4,204.99     35,001.64  0.01     690,059.23 397,011.71
------------------------------------------------------------------------------------------------------------------------------------
Totals                               113,570,721.30           6,001,110.83  651,492.22  6,652,603.05  0.01 107,569,610.46 397,011.71
------------------------------------------------------------------------------------------------------------------------------------

        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-12


                                            Principal Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
                Original        Beginning      Scheduled              Unscheduled    Net        Current     Ending        Ending
              Certificate      Certificate     Principal    Accretion  Principal  Principal    Realized   Certificate  Certificate
Class  Cusip    Balance           Balance     Distribution  Principal  Adjustment Distribution  Losses      Balance       Factor
-----------------------------------------------------------------------------------------------------------------------------------
 A1  126690M37   8,500,000.00           0.00          0.00      0.00       0.00           0.00    0.00           0.00  0.00000000000
 A2  126690M45  25,700,000.00     991,535.21    169,359.91      0.00       0.00     169,359.91    0.00     822,175.30  0.03199125674
 A3  126690M52  18,704,000.00           0.00          0.00      0.00       0.00           0.00    0.00           0.00  0.00000000000
 A4  126690M60  10,812,000.00           0.00          0.00      0.00       0.00           0.00    0.00           0.00  0.00000000000
 A5  126690M78  16,186,000.00           0.00          0.00      0.00       0.00           0.00    0.00           0.00  0.00000000000
 A6  126690M86  81,512,000.00           0.00          0.00      0.00       0.00           0.00    0.00           0.00  0.00000000000
A6F  126690M94  29,391,164.00           0.00          0.00      0.00       0.00           0.00    0.00           0.00  0.00000000000
A6S  126690N28   5,372,231.00           0.00          0.00      0.00       0.00           0.00    0.00           0.00  0.00000000000
A6T  126690N36   5,124,613.00           0.00          0.00      0.00       0.00           0.00    0.00           0.00  0.00000000000
 A7  126690N44  54,665,000.00     852,232.24    852,231.96      0.00       0.00     852,231.96    0.00           0.28  0.00000000508
A7A  126690N51  29,406,000.00     433,611.33    433,611.33      0.00       0.00     433,611.33    0.00           0.00  0.00000000000
 A8  126690N69  34,796,000.00  34,796,000.00  3,919,839.77      0.00       0.00    3,919,839.7    0.00  30,876,160.23  0.88734797756
A9A  126690N77  35,053,000.00  35,053,000.00          0.00      0.00       0.00           0.00    0.00  35,053,000.00  1.00000000000
 A9  126690N85   3,894,000.00   3,894,000.00          0.00      0.00       0.00           0.00    0.00   3,894,000.00  1.00000000000
A10  126690N93  23,122,823.00  23,122,823.00          0.00      0.00       0.00           0.00    0.00  23,122,823.00  1.00000000000
 PO  126690P26   4,107,485.58   1,886,340.12     90,321.93      0.00       0.00      90,321.93    0.00   1,796,018.19  0.43725489927
 AR  126690P34       1,000.00       1,000.00          0.00      0.00       0.00           0.00    0.00       1,000.00  1.00000000000

------------------------------------------------------------------------------------------------------------------------------------

M    126690P42  8,155,088.00    1,182,410.74    442,470.46      0.00       0.00     442,470.46    0.00     739,940.32  0.09073357894
B1   126690P59  5,096,930.00    5,096,930.00          0.00      0.00       0.00           0.00    0.00   5,096,930.00  1.00000000000
B2   126690P67  4,077,544.00    4,077,544.00          0.00      0.00       0.00           0.00    0.00   4,077,544.00  1.00000000000
B3   126690P75  2,038,772.00    1,218,457.04     52,055.35      0.00       0.00      52,055.35    0.00   1,166,401.69  0.57210992190
B5   126690P83    407,754.00      243,981.69     10,423.47      0.00       0.00      10,423.47    0.00     233,558.22  0.57279196535
B5   126690P91  1,631,019.33      720,855.89     30,796.65      0.00       0.00      30,796.65    0.01     690,059.23  0.42308464104
------------------------------------------------------------------------------------------------------------------------------------
   Totals     407,754,423.91  113,570,721.30  6,001,110.83      0.00       0.00   6,001,110.83    0.01 107,569,610.46

        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-12


                                             Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
            Beginning         Pass       Accrued       Cumulative                 Total        Net         Unscheduled
           Certificate      Through      Optimal         Unpaid     Deferred     Interest    Prepayment     Interest        Interest
Class        Balance        Rate (%)     Interest       Interest    Interest       Due      Int Shortfall   Adjustment        Paid
------------------------------------------------------------------------------------------------------------------------------------
A1                0.00      7.000000         0.00         0.00        0.00          0.00       0.00           0.00            0.00
A2          991,535.21      7.000000     5,783.96         0.00        0.00      5,783.96       0.00           0.00        5,783.96
A3                0.00      7.000000         0.00         0.00        0.00          0.00       0.00           0.00            0.00
A4                0.00      7.000000         0.00         0.00        0.00          0.00       0.00           0.00            0.00
A5                0.00      7.000000         0.00         0.00        0.00          0.00       0.00           0.00            0.00
A6                0.00      7.000000         0.00         0.00        0.00          0.00       0.00           0.00            0.00
A6F               0.00      2.612500         0.00         0.00        0.00          0.00       0.00           0.00            0.00
A6S               0.00     28.380509         0.00         0.00        0.00          0.00       0.00           0.00            0.00
A6T               0.00      9.750000         0.00         0.00        0.00          0.00       0.00           0.00            0.00
A7          852,232.24      7.000000     4,971.35         0.00        0.00      4,971.35       0.00           0.00        4,971.35
A7A         433,611.33      7.000000     2,529.40         0.00        0.00      2,529.40       0.00           0.00        2,529.40
 A8      34,796,000.00      7.000000   202,976.67         0.00        0.00    202,976.67       0.00           0.00      202,976.67
A9A      35,053,000.00      7.000000   204,475.83         0.00        0.00    204,475.83       0.00           0.00      204,475.83
 A9       3,894,000.00      7.000000    22,715.00         0.00        0.00     22,715.00       0.00           0.00       22,715.00
A10      23,122,823.00      7.000000   134,883.13         0.00        0.00    134,883.13       0.00           0.00      134,883.13
 PO       1,886,340.12      0.000000         0.00         0.00        0.00          0.00       0.00           0.00            0.00
 AR           1,000.00      7.000000         5.83         0.00        0.00          5.83       0.00           0.00            5.83

------------------------------------------------------------------------------------------------------------------------------------

M         1,182,410.78      7.000000     6,897.40         0.00        0.00      6,897.40       0.00           0.00         6,897.40
B1        5,096,930.00      7.000000    29,732.09         0.00        0.00     29,732.09       0.00           0.00        29,732.09
B2        4,077,544.00      7.000000    23,785.67         0.00        0.00     23,785.67       0.00           0.00        23,785.67
B3        1,218,457.04      7.000000     7,107.67         0.00        0.00      7,107.67       0.00           0.00         7,107.67
B4          243,981.69      7.000000     1,423.23         0.00        0.00      1,423.23       0.00           0.00         1,423.23
B5          720,855.89      7.000000     4,204.99         0.00        0.00      4,204.99       0.00           0.00         4,204.99
------------------------------------------------------------------------------------------------------------------------------------
Totals  113,570,721.30                 651,492.22         0.00        0.06    651,492.22       0.00           0.00       651,492.22
------------------------------------------------------------------------------------------------------------------------------------

        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-12


                                                 Current Payment Information
                                                     Factors per $1,000
------------------------------------------------------------------------------------------------------------------------------------
                          Original       Beginning Cert.                                            Ending Cert.      Pass
                        Certificate         Notional          Principal        Interest              Notional        Through
Class    Cusip            Balance            Balance        Distribution     Distribution             Balance        Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
A1     126690M37       8,500,000.00        0.000000000       0.000000000       0.000000000          0.000000000     7.000000
A2     126690M45      25,700,000.00       38.581136704       6.589879960       0.225056631         31.991256744     7.000000
A3     126690M52      18,704,000.00        0.000000000       0.000000000       0.000000000          0.000000000     7.000000
A4     126690M60      10,812,000.00        0.000000000       0.000000000       0.000000000          0.000000000     7.000000
A5     126690M78      16,186,000.00        0.000000000       0.000000000       0.000000000          0.000000000     7.000000
A6     126690M86      81,512,000.00        0.000000000       0.000000000       0.000000000          0.000000000     7.000000
A6F    126690M94      29,391,164.00        0.000000000       0.000000000       0.000000000          0.000000000     2.612500
A6S    126690N28       5,372,231.00        0.000000000       0.000000000       0.000000000          0.000000000    28.380509
A6T    126690N36       5,124,613.00        0.000000000       0.000000000       0.000000000          0.000000000     9.750000
A7     126690N44      54,665,000.00       15.590089431      15.590084351       0.090942188          0.000005080     7.000000
A7A    126690N51      29,406,000.00       14.745675312      14.745675312       0.086016439          0.000000000     7.000000
 A8    126690N69      34,796,000.00    1,000.000000000     112.652022441       5.833333333        887.347977559     7.000000
A9A    126690N77      35,053,000.00    1,000.000000000       0.000000000       5.833333333      1,000.000000000     7.000000
 A9    126690N85       3,894,000.00    1,000.000000000       0.000000000       5.833333333      1,000.000000000     7.000000
A10    126690N93      23,122,823.00    1,000.000000000       0.000000000       5.833333333      1,000.000000000     7.000000
 PO    126690P26       4,107,485.58      459.244491046      21.989591779       0.000000000        437.254899266     0.000000
 AR    126690P34           1,000.00    1,000.000000000       0.000000000       5.833333333      1,000.000000000     7.000000

------------------------------------------------------------------------------------------------------------------------------------

M      126690P42       8,155,088.00      144.990561055      54.256982119       0.845778273         90.733578937     7.000000
B1     126690P59       5,096,930.00    1,000.000000000       0.000000000       5.833333333      1,000.000000000     7.000000
B2     126690P67       4,077,544.00    1,000.000000000       0.000000000       5.833333333      1,000.000000000     7.000000
B3     126690P75       2,038,772.00      597.642619472      25.532697575       3.486248614        572.109921898     7.000000
B4     126690P83         407,754.00      598.355101845      25.563136496       3.490404761        572.791965349     7.000000
B5     126690P91       1,631,019.33      441.966488346      18.881840477       2.578137849        423.084641039     7.000000
------------------------------------------------------------------------------------------------------------------------------------
Totals               407,754,423.91      278.527257193      14.717463449       1.597756350        263.809793720
------------------------------------------------------------------------------------------------------------------------------------

        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-12

Pool Level Data
Distribution Date                                                                            9/25/02
Cut-off Date                                                                                 4/ 1/94
Determination Date                                                                           9/ 1/02
Accrual Period 30/360                                                      Begin             8/ 1/02
                                                                           End               9/ 1/02
Number of Days in 30/360 Accrual Period                                                           30

-----------------------------------------------------------------------------------------------------
                             Collateral Information
-----------------------------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                  407,754,423.91

Beginning Aggregate Pool Stated Principal Balance                                     113,570,721.30
Ending Aggregate Pool Stated Principal Balance                                        107,569,610.45

Beginning Aggregate Certificate Stated Principal Balance                              113,570,721.30
Ending Aggregate Certificate Stated Principal Balance                                 107,569,610.45

Beginning Aggregate Loan Count                                                                   503
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                   25
Ending Aggregate Loan Count                                                                      478

Beginning Weighted Average Loan Rate (WAC)                                                  7.274777%
Ending Weighted Average Loan Rate (WAC)                                                     7.273662%

Beginning Net Weighted Average Loan Rate                                                    7.023527%
Ending Net Weighted Average Loan Rate                                                       7.022412%

Weighted Average Maturity (WAM) (Months)                                                         259

Servicer Advances                                                                          19,862.96

Aggregate Pool Prepayment                                                               5,783,447.25
Pool Prepayment Rate                                                                     46.6571 CPR

------------------------------------------------------------------------------------------------------
                             Certificate Information
------------------------------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                      88.7717698186%
Senior Prepayment Percentage                                                           91.0174158549%

Subordinate Percentage                                                                 11.2282301814%
Subordinate Prepayment Percentage                                                       8.9825841451%

        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-12

Certificate Account

Beginning Balance                                                                                     0.00

Deposit
Payments of Interest and Principal                                                            6,685,327.32
Liquidation Proceeds                                                                                  0.00
All Other Proceeds                                                                                    0.00
Other Amounts                                                                                         0.00
                                                                                              ------------
Total Deposits                                                                                6,685,327.32

Withdrawals
Reimbursement of Servicer Advances                                                                    0.00
Payment of Master Servicer Fees                                                                  19,493.97
Payment of Sub Servicer Fees                                                                          0.00
Payment of Other Fees                                                                            13,230.29
Payment of Insurance Premium(s)                                                                       0.00
Payment of Personal Mortgage Insurance                                                                0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                      0.00
Payment of Principal and Interest                                                             6,652,603.06
                                                                                              ------------
Total Withdrawals                                                                             6,685,327.32

Ending Balance                                                                                   13,230.29


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                         4,166.59
Compensation for Gross PPIS from Servicing Fees                                                   4,166.59
Other Gross PPIS Compensation                                                                         0.00
                                                                                              ------------
Total Net PPIS (Non-Supported PPIS)                                                                  -0.00


Master Servicing Fees Paid                                                                       19,493.97
Sub Servicing Fees Paid                                                                               0.00
Insurance Premium(s) Paid                                                                             0.00
Personal Mortgage Insurance Fees Paid                                                                 0.00
Other Fees Paid                                                                                  13,230.29
                                                                                              ------------
Total Fees                                                                                       32,724.26

        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-12

------------------------------------------------------------------------------------------------------
                             Delinquency Information
------------------------------------------------------------------------------------------------------
Group 1
--------

Delinquency                               30-59 Days     60-89 Days      90+ Days         Totals
-----------                               ----------     ----------        --------        --------
Scheduled Principal Balance              1,283,299.10          0.00      969,885.52     2,253,184.62
Percentage of Total Pool Balance             1.192994%     0.000000%       0.901635%       2.094629%
Number of Loans                                     7             0               4              11
Percentage of Total Loans                    1.464435%     0.000000%       0.836820%       2.301255%

Foreclosure
------------------------
Scheduled Principal Balance                                                              205,178.52
Percentage of Total Pool Balance                                                           0.190740%
Number of Loans                                                                                   1
Percentage of Total Loans                                                                  0.209205%

Bankruptcy
------------------------
Scheduled Principal Balance                                                                    0.00
Percentage of Total Pool Balance                                                           0.000000%
Number of Loans                                                                                   0
Percentage of Total Loans                                                                  0.000000%

REO
------------------------
Scheduled Principal Balance                                                                    0.00
Percentage of Total Pool Balance                                                           0.000000%
Number of Loans                                                                                   0
Percentage of Total Loans                                                                  0.000000%

Book Value of all REO Loans                                                                    0.00
Percentage of Total Pool Balance                                                           0.000000%

Current Realized Losses                                                                        0.00
Additional Gains (Recoveries)/Losses                                                           0.00
Total Realized Losses                                                                    397,011.03


------------------------------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
------------------------------------------------------------------------------------------------------
Protection                                                                Original       Current
----------                                                                --------       --------
Bankruptcy Loss                                                          125,956.00     125,956.00
Bankruptcy Percentage                                                      0.030890%      0.117093%
Credit/Fraud Loss                                                       4,077,544.00          0.00
Credit/Fraud Loss Percentage                                               1.000000%      0.000000%

        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1994-12


Protection                                                         Original               Current
----------                                                         --------               -------
Special Hazard Loss                                              4,242,745.00         1,800,071.68
Special Hazard Loss Percentage                                       1.040515%            1.673402%

Credit Support                                                     Original               Current
--------------                                                     --------               -------
Class A                                                        386,347,316.58        95,565,177.00
Class A Percentage                                                  94.750000%           88.840311%

Class M                                                          8,155,088.00           739,940.32
Class M Percentage                                                   2.000000%            0.687871%

Class B1                                                         5,096,930.00         5,096,930.00
Class B1 Percentage                                                  1.250000%            4.738262%

Class B2                                                         4,077,544.00         4,077,544.00
Class B2 Percentage                                                  1.000000%            3.790610%

Class B3                                                         2,038,772.00         1,166,401.69
Class B3 Percentage                                                  0.500000%            1.084323%

Class B4                                                           407,754.00           233,558.22
Class B4 Percentage                                                  0.100000%            0.217123%

Class B5                                                         1,631,019.33           690,059.23
Class B5 Percentage                                                  0.400000%            0.641500%